SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MICROTUNE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2201 Tenth Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Microtune, Inc., which will be held on Friday, April 28, 2006 at the Richardson Hotel, 701 East Campbell Road, The Mockingbird Room, Richardson, Texas 75081 at 4:00 p.m. (Central Time).

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the 2006 Annual Meeting of Stockholders of Microtune, Inc.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

March 30, 2006

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

STOCKHOLDERS WHO HAVE EMAIL ACCOUNTS CAN NOW ELECT TO ACCESS MICROTUNE’S ANNUAL REPORTS AND PROXY MATERIALS OVER THE INTERNET THROUGH OUR ONLINE DELIVERY SERVICE. BY USING THIS SERVICE, YOU NOT ONLY IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS, BUT ALSO HELP MICROTUNE REDUCE THE PRINTING AND POSTAGE COSTS OF DISTRIBUTING PAPER COPIES.

TO ENROLL IN THE ONLINE PROGRAM, PLEASE FOLLOW THE INSTRUCTIONS AT WWW.ICSDELIVERY.COM/TUNE.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, APRIL 28, 2006

DEAR STOCKHOLDERS:

The 2006 Annual Meeting of Stockholders of Microtune will be held on Friday, April 28, 2006 at 4:00 p.m., Central Time, at the Richardson Hotel, 701 East Campbell Road, The Mockingbird Room, Richardson, Texas 75081. Only stockholders of record at the close of business on March 15, 2006 will be entitled to vote. At our Annual Meeting we will ask our stockholders to act on the following matters:

1.	Elect members of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders. All of the incumbent members of the Board of Directors have been nominated for reelection;

2.	Approve the amendment and restatement of our 2000 Stock Plan to allow for the award of restricted stock, to provide for a limitation on the number of shares of restricted stock that may be awarded under the plan and to make certain technical revisions and improvements to the plan;

3.	Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006; and

4.	Transact any other business that is properly presented at our Annual Meeting, or any adjournment or postponement of our Annual Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

March 30, 2006

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE THE VOTING INSTRUCTIONS INCLUDED WITH THIS MAILING.

MICROTUNE, INC.

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

APRIL 28, 2006

General

The Board of Directors of Microtune, Inc. is asking for your proxy for use at our 2006 Annual Meeting of Stockholders, and at any adjournment or postponement of our Annual Meeting. We are holding the Annual Meeting on Friday, April 28, 2006 at 4:00 p.m., Central Time, at the Richardson Hotel, 701 East Campbell Road, The Mockingbird Room, Richardson, Texas 75081. We are initially mailing this Proxy Statement and proxy card to our stockholders entitled to vote at the Annual Meeting on or about March 30, 2006.

INFORMATION ABOUT THE MICROTUNE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on April 28, 2006. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The following three proposals are scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Elect members of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders. All of the incumbent members of the Board of Directors have been nominated for reelection;

•	Proposal No. 2: Approve the amendment and restatement of our 2000 Stock Plan to allow for the award of restricted stock, to provide for a limitation on the number of shares of restricted stock that may be awarded under the plan and to make certain technical revisions and improvements to the plan; and

•	Proposal No. 3: Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

Also, the Annual Meeting may involve the consideration of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Q:	What is Microtune’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” all nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2; and

•	“FOR” Proposal No. 3.

Q:	How many votes does Microtune need to hold the Annual Meeting?

A:

We need a quorum to take action at our Annual Meeting. We will have a quorum at our Annual Meeting if a majority of the shares issued and outstanding on the record date and entitled to vote are present, either in person or by proxy at our Annual Meeting. If by the date of our Annual Meeting we do not receive sufficient votes to constitute a quorum or to approve one or more of the proposals, the Chairman of our Annual Meeting, or the persons named as proxies, may propose one or more adjournments of our Annual Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment. Your shares will be counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	Who can vote at the Annual Meeting?

A:	Our Board of Directors has set March 15, 2006 as the record date for the Annual Meeting. All stockholders who owned shares of our common stock on March 15, 2006 may attend and vote at the Annual Meeting. Each of these stockholders is entitled to one vote on all matters to be voted on for each share of common stock held as of such date. On March 15, 2006, 52,854,599 shares of our common stock were outstanding. For information regarding security ownership by management and more than 5% stockholders, see Security Ownership of Certain Beneficial Owners and Management on page 26.

Q:	What shares that I own can be voted?

A:	All shares owned by you as of the close of business on March 15, 2006, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Microtune hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, banker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee regarding how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use to direct the broker, bank or nominee regarding how to vote your shares.

Q:	What vote is required for each item?

A:	Proposal No. 1: Election of Directors. A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Proposal No. 2: Approval and Ratification of an Amendment to Our 2000 Stock Plan to Allow for the Award of Restricted Stock. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of our 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Proposal No. 3: Ratification of Appointment of Independent Auditors. Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Shares represented by proxies will be voted for the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2006, unless authority to do so is specifically withheld.

Q:	How are votes counted?

A:	You may vote either “FOR” each nominee for election to the Board of Directors under Proposal No. 1 or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you sign your proxy card with no further instructions, your shares will be counted as a vote:

•	“FOR” each of the nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2; and

•	“FOR” Proposal No. 3.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee under Proposal No. 1. Proposal No. 2 and Proposal No. 3 require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

Q:	Who will count the vote?

A:	A representative of Microtune will tabulate the votes and act as the inspector of election.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification to the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote in person at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the Annual Meeting by completing, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Furthermore, you may also vote your shares by telephone or over the Internet. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include either a voting instruction card or a proxy card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes any earlier proxy), by providing a written notice of revocation to our Corporate Secretary, Jeffrey A. Kupp, prior to the time your shares are voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K, filed as soon as practicable after the Annual Meeting, and our first quarterly report on Form 10-Q, filed after the date of the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant us your proxy, the persons named as proxy holders, James A. Fontaine, our Chief Executive Officer and President and Jeffrey A. Kupp, our Chief Financial Officer and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations, in accordance with the procedures set forth below:

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be delivered to our principal executive offices no later than 120 days prior to the anniversary of the date of this year’s mailing, or November 30, 2006, in order to be considered for possible inclusion in the Proxy Statement and form of proxy card relating to our 2007 Annual Meeting of Stockholders; provided, however, if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the day 120 days prior to such meeting or the day 10 days after public announcement of the date of the meeting is first made.

If a stockholder intends to submit a proposal at our 2007 Annual Meeting which is not eligible for inclusion in the Proxy Statement and form of proxy card relating to the meeting, the stockholder must do so no later than 60 days before the date of our 2007 Annual Meeting.

Such proposals must comply with the Securities and Exchange Commission’s (SEC) regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials, and should contain such information as required by our bylaws.

Q:	Who bears the costs of soliciting proxies?

A:	Microtune will pay all expenses of soliciting proxies to be voted at our Annual Meeting. After the proxies are initially distributed, Microtune may also solicit proxies by mail, telephone or in person. We have not engaged a proxy solicitor and therefore do not expect to incur any proxy solicitation fees. After the proxy cards are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, proxy card and other materials to people for whom they hold shares of our common stock, and to request that the beneficial holders give them authority to complete and sign the proxy cards. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders. We expect to incur approximately $5,000 for services provided by ADP Investor Communication Services for distribution of proxies, internet and telephone voting, voting tabulation and voting reports.

Q:	How can I sign up to access future shareholder communications electronically?

A:	All stockholders who have email accounts can now elect to access Microtune’s annual reports and proxy materials online through our online delivery service. By using this service, you are not only improving the speed and efficiency by which you can access these materials, but you will also help Microtune reduce the printing and postage costs of distributing paper copies.

To enroll in the online program, simply go to www.icsdelivery.com/tune and follow the instructions.

MICROTUNE CORPORATE GOVERNANCE

Corporate Governance

Our Board of Directors and members of management are committed to following high standards of corporate governance to ensure that the long-term interests of our stockholders are served. We have in place a variety of policies and practices to promote high standards of corporate governance. Our Board of Directors has determined that seven of our eight directors are independent in accordance with the rules of NASDAQ, and all of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee also meet the guidelines of The NASDAQ National Market for independence. Compensation of our Chief Executive Officer is approved by our Compensation Committee, which evaluates our CEO’s performance in light of preset corporate goals and objectives. In addition, we have:

•	established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002;

•	established a procedure for receipt, retention, and treatment of anonymous and confidential complaints or concerns regarding accounting, internal accounting controls and auditing matters; and

•	established a Code of Ethics and Business Conduct applicable to our directors, officers and employees.

Copies of our Code of Ethics and Business Conduct and the current charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found in the Investors—Corporate Governance section of our website at www.microtune.com. In addition, we have attached the Amended and Restated Charter of our Audit Committee as Appendix 1 to this Proxy Statement.

Corporate Governance Provisions Adopted as a Result of the Settlement of the Derivative Litigation. On January 11, 2005, we announced that we had reached an agreement to settle the consolidated stockholder derivative litigation, pending in the U.S. District Court for the Eastern District of Texas, against a number of our current and former officers and directors and Microtune as a nominal defendant. The court approved the terms of the derivative litigation settlement and issued a final judgment and order dismissing the action with prejudice on March 31, 2005. Pursuant to paragraph 4(a) of the Stipulation and Agreement of Settlement, dated January 10, 2005, we have adopted certain corporate governance provisions. Some of the more notable provisions are as follows:

•	we recommended and presented a proposal to our stockholders at the 2005 Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws to declassify our Board of Directors such that each director now serves a one-year term and stands for election or re-election every year;

•	by majority vote of our independent directors, our Board of Directors elected A. Travis White as “Lead Independent Director”, who works with our Chief Executive Officer to perform a variety of functions related to our corporate governance;

•	we adopted a variety of compensation principles for our executive officers and directors, including linking compensation to performance, requiring full board approval of any discretionary bonuses, and implementing restrictions on stock sales following the exercise of options;

•	our Board of Directors, as a whole, evaluates individual members of the Board on a periodic basis and a consideration in such evaluation is whether the individual director has personally attended at least 50% of Board and committee meetings;

•	we will implement an internal audit function in the quarter following the first instance in which we have at least $50 million in combined revenues for any two consecutive quarters;

•	we have designated a “trading compliance officer” who is responsible for overseeing a comprehensive insider trading compliance program designed to ensure compliance with our trading policies;

•	we vest stock options granted to any director or executive officer on a going-forward basis over a minimum of a three-year period;

•	we have designated a “corporate ethics officer” who is responsible for devising, implementing and improving our ethical standards and for providing a vehicle for corporate employees to confidentially report suspected wrongdoing or non-compliance with corporate policies and procedures;

•	all stockholder proposals that are properly submitted will be evaluated by the Nominating and Corporate Governance Committee; and our full Board of Directors will include a recommendation for or against such stockholder proposal and the reasons for such recommendation in the proxy statement; and

•	our Board of Directors has established a procedure for stockholders to nominate a total of two directors.

These provisions will remain in effect for five years from the date of adoption.

Board of Directors

Our Board of Directors is currently comprised of eight members who will all stand for election at our 2006 Annual Meeting of Stockholders. Our Board of Directors currently has two vacancies. Messrs. Ciciora, Clardy, Craddock, Fontaine, LeVecchio, and White each attended the Stanford University Law School’s Directors’ College in June 2005.

Board Meetings and Committees

Our Board of Directors has determined that seven of our Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Tai and White are independent directors as defined under the current listing standards of The NASDAQ National Market. Mr. White was appointed Lead Independent Director of our Board of Directors on January 18, 2005. As Lead Independent Director, Mr. White works with our Chief Executive Officer to perform a variety of functions related to our corporate governance.

Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal 2005, our Board of Directors met eight times and acted a number of times by unanimous written consent. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served. Members of our Board of Directors are encouraged to attend our Annual Meeting. We expect several of our directors to attend the Annual Meeting.

Our Board of Directors currently has four committees—an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technical Advisory Committee.

The Audit Committee’s principal function is to assist the Board of Directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and internal audit function.

In accordance with its charter, our Audit Committee is responsible for:

Financial Reporting

•	reviewing with management and our independent auditors the significant judgments and estimates used in developing our financial reports and the major issues addressed;

•	reviewing the accounting and reporting treatment of significant transactions outside our ordinary operations;

•	reviewing with management and our independent auditors significant changes to our accounting principles or their application as reflected in our financial reports;

•	meeting periodically with our independent auditors (in private, as appropriate):

•	to review their reasoning in accepting or questioning significant decisions made by management in preparing our financial reports;

•	to review any audit problems or difficulties and management’s response;

•	to review any outstanding disagreements with management that would cause them to issue a non-standard report on our financial statements;

•	to examine the appropriateness of our accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

•	to determine if any restrictions have been placed by management on the scope of their audit; and

•	to discuss any other matters the Audit Committee deems appropriate;

•	reviewing and discussing with management and our independent auditor our earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information;

•	reviewing financial information and earnings guidance provided to analysts and rating agencies; and

•	reviewing quarterly and annual financial statements and discussing their appropriateness with management and our independent auditors and, in the case of our annual financial statements, recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

Relationship with Independent Auditors

•	bearing primary responsibility for overseeing our relationship with our independent auditors. In carrying out this responsibility, the committee is responsible for:

•	appointing, determining funding for, and overseeing our outside auditors;

•	the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work;

•	reviewing the scope and plan for our independent auditors’ annual audit and reviewing and annually pre-approving, in advance, the fees to be charged by our independent auditors for their audit services;

•	reviewing with our independent auditors the extent of non-audit services provided and related fees, and approving any internal control-related services and permitted non-audit services or other non-audit relationships;

•	at least annually, obtaining and reviewing a report from the independent auditors delineating all relationships between the independent auditors and Microtune, consistent with Independence Standards Board Standard No. 1;

•	determining whether the Audit Committee believes the outside auditors are independent;

•	at least annually, obtaining and reviewing a report by Microtune’s independent auditors describing the independent auditor firm’s internal quality-control procedures; material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and Microtune;

•	inquiring of management, internal auditors and the independent auditors concerning any deficiencies in the policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and reviewing the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	reviewing significant management audit findings and recommendations, and management’s responses thereto; and

•	inquiring of our independent auditor annually as to whether any illegal act has been detected or has otherwise come to their attention in the course of their audit, unless the illegal act is clearly inconsequential;

Complaint Procedures and General Oversight

•	establishing procedures for the receipt, retention and treatment of complaints received by Microtune regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	recommending to Microtune, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•	discussing with management, Microtune’s senior internal audit employee and our independent auditor whether Microtune and its subsidiaries are in conformity with applicable legal requirements and Microtune’s Code of Ethics and Business Conduct and advise the Board with respect to its policies and procedures regarding compliance with applicable laws and regulations and with the Code of Ethics and Business Conduct;

•	reviewing management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;

•	reviewing Microtune’s policies and practices with respect to risk assessment and risk management;

•	reviewing Microtune’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•	reviewing significant cases of conflicts of interest, misconduct or fraud;

•	reviewing significant issues between the Company and regulatory agencies; and

•	reviewing as appropriate material litigation involving the Company;

Approval of Reports

•	preparing and approving the committee’s report required by the rules of the Securities and Exchange Commission to be included in the proxy statement for our annual meeting of stockholders, and such other reports as may from time to time be necessary or appropriate;

Annual Performance Review

•	conducting an annual evaluation of the committee’s performance in carrying out its responsibilities; and

•	reviewing and reassessing the adequacy of the committee’s charter annually and recommending any proposed changes to the Board of Directors for approval.

Mr. LeVecchio, Mr. Craddock and Mr. White are the current members of the Audit Committee. Mr. LeVecchio became a member of the Audit Committee in August 2003. Mr. Craddock and Mr. White became members of the committee in January 2004. The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The committee met nine times during fiscal 2005. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” on page 37.

Our Board of Directors has determined that each of the members of the Audit Committee who served during fiscal year 2005 is “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5), and met the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). Mr. LeVecchio serves as Chairman of the Audit Committee and our Board of Directors has determined that Mr. LeVecchio qualifies as a “financial expert” as defined by the rules of the SEC.

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to our executive officers and directors. In addition to addressing executive compensation, the committee provides guidance to management on general compensation and organizational development issues and also administers our stock compensation plans. The philosophy of the Compensation Committee is to provide compensation to our officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business.

In accordance with its charter, the Compensation Committee is also responsible for:

•	determining our overall compensation philosophy;

•	reviewing and making recommendations to the Board of Directors regarding the compensation policy for officers and directors;

•	reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the officers of the Company;

•	reviewing and making recommendations to the Board of Directors regarding general compensation goals for non-officer employees and the criteria by which bonuses are awarded to non-officer employees;

•	administering our stock compensation plans and making recommendations to the Board of Directors regarding any amendments to our stock plans; and

•	preparing the Report of the Compensation Committee included in our Proxy Statement which describes: (1) the factors and criteria by which compensation paid to the Chief Executive Officer during the last fiscal year was determined; (2) the relationship of Chief Executive Officer compensation to Microtune’s performance; and (3) the compensation policies applicable to executive officers.

As part of our settlement of the consolidated derivative litigation, our Board of Directors agreed to give the Compensation Committee the following additional responsibilities:

•	evaluating our Chief Executive Officer’s performance against annual and long-term performance goals and the Philadelphia Semiconductor Index;

•	coordinating evaluation of our Chief Executive Officer’s and Chief Financial Officer’s performance with our Lead Independent Director;

•	recommending Chief Executive Officer, executive officer and employee bonus compensation for the last fiscal year to the Board of Directors which is based on the achievement of goals set in advance (discretionary awards can be made only if beneficial to Microtune and approved by the Board of Directors);

•	annually reviewing current compensation package with consideration given to performance goals and incentive awards and overall compensation package; and

•	reviewing director compensation annually.

Our Board of Directors has determined that each of the members of the Compensation Committee is a “non-employee director”, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director”, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Our Board of Directors has also determined that the members of the Compensation Committee who served during fiscal year 2005 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5). Messrs. Clardy, Ciciora and Marren are the current members of the Compensation Committee. Messrs. Clardy and Ciciora served on the committee throughout fiscal 2005. Mr. Clardy is the Chairman of the committee. Mr. Marren became a member of the committee on November 1, 2005. The Compensation Committee met formally three times during fiscal 2005 and acted a number of times by unanimous written consent.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to fulfill the following general responsibilities:

•	identifying individuals qualified to become directors;

•	recommending to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	developing and recommending to the Board of Directors the corporate governance guidelines applicable to Microtune;

•	leading the Board of Directors in its annual evaluation of the performance of the Board and executive management; and

•	recommending to the Board of Directors membership on our standing board committees.

In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for the following:

•	identifying and evaluating potential new Board members, providing information about potential nominees for the full Board of Directors to consider;

•	recommending the slate of qualified director nominees for the Board of Directors in connection with each annual meeting and any directors to be elected by the Board to fill vacancies between annual meetings;

•	recommending committee assignments for directors;

•	evaluating the composition, organization and performance of the Board of Directors and its committees;

•	evaluating and making recommendations to the Board of Directors as to the determination of each director’s independence;

•	reviewing and reporting to the Board of Directors regarding succession planning with respect to the Chief Executive Officer;

•	developing, recommending to the Board of Directors, and annually reviewing the corporate governance guidelines applicable to Microtune;

•	developing and recommending to the Board of Directors a self-evaluation process for the Board of Directors and its committees; and

•	overseeing the Board of Directors and committee self-evaluation process and reporting its findings to the Board of Directors following the end of each fiscal year.

Messrs. Ciciora, Clardy and White are the current members of the Nominating and Corporate Governance Committee. Messrs. Ciciora and Clardy served on the committee throughout fiscal 2005. Mr. Ciciora is the Chairman of the committee. Mr. White became a member of the committee on November 17, 2005. The Nominating and Corporate Governance Committee met formally one time during fiscal 2005 and acted a number of times by unanimous written consent.

The Technical Advisory Committee was established by the Board of Directors on May 17, 2004. The Technical Advisory Committee is responsible for assisting management in the strategic development of new technology and the commercialization and marketing of existing technology. Mr. Craddock and Mr. Ciciora are the current members of the Technical Advisory Committee and served on the committee throughout fiscal 2005. Mr. Craddock is the Chairman of the committee. The Technical Advisory Committee met formally one time during fiscal 2005.

Director Qualifications.

When evaluating director nominees, the Nominating and Corporate Governance Committee generally seeks to identify individuals with diverse, yet complementary backgrounds. The committee believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze complex business issues facing Microtune, specifically, those issues that are inherent in the fabless semiconductor industry. In addition to business expertise, the committee requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred.

When considering a candidate for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	education and professional experience;

•	judgment, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board of Directors.

Prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the work of the Board of Directors and its committees.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors.

In connection with the settlement of our consolidated stockholder derivative litigation, we agreed to establish a procedure for stockholders to nominate two directors for election to our Board of Directors. The Nominating and Corporate Governance Committee will evaluate such recommendations by applying its regular nominee criteria described above and the additional procedures described below.

In 2005, a corporate governance consultant selected by lead plaintiffs’ counsel, working in conjunction with us, identified potential directors by contacting stockholders who had held 1% or more of our common stock for at least nine months to solicit names of candidates for election to our Board of Directors. Our Nominating and Corporate Governance Committee then reviewed the candidate’s qualifications and selected the stockholders’ nominee. This procedure resulted in the election of Bernard T. Marren as the first stockholder nominated member of our Board of Directors on August 30, 2005, in accordance with our Third Amended and Restated Bylaws. We have received a waiver and extension from plaintiffs’ counsel, and we expect to appoint our second stockholder nominated director by following the same procedures no later than July 28, 2006.

Director Compensation

Our outside directors participate in our 2000 Director Option Plan. The 2000 Director Option Plan was approved by our stockholders and provides for the issuance of up to 887,500 shares of common stock to eligible participants under nonstatutory stock option grants. Under our 2000 Director Option Plan, outside directors receive a one-time grant to purchase 15,000 shares (vesting over three years) upon appointment to our Board and an annual option grant to purchase 24,000 shares (vesting over three years) on the date of the annual meeting, if the director is serving on the Board of Directors on that date. Options are granted at an exercise price equal to the closing price of our common stock on NASDAQ on the date of grant and expire in ten years.

Our outside directors receive cash compensation and reimbursement of travel expenses associated with their attendance at director meetings. Directors receive $25,000 annually, payable in equal quarterly installments. For each Board meeting in excess of five annually, directors receive an additional $1,500 per meeting that they attend. Any director who acts as the Chairman of a committee or as our Lead Independent Director receives an additional $10,000 annually, payable in equal quarterly installments. Directors received an additional $1,000 for each committee meeting in excess of three that they attended in 2005. In February 2006, the Board of Directors changed this requirement from three to four meetings.

Communications with Directors

Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Lead Independent Director, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of Director(s)

c/o Corporate Secretary

Microtune, Inc.

2201 Tenth Street

Plano, Texas 75074

Fax: (972) 673-1815

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Board or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Lead Independent Director will determine whether any communication addressed to the entire Board should be properly addressed by the entire Board or a committee thereof. If a communication is sent to the Board or a committee, the Board of Directors or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table shows all of Microtune’s current directors, each of whom has been nominated for election. Each nominee, if elected, will serve until the 2007 Annual Meeting of Stockholders or until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

Name	Age	Principal Occupation	Director Since
Walter S. Ciciora(1)	63	Independent Consultant	1996
James H. Clardy(2)	71	Venture Partner, Austin Ventures	1996
Steven Craddock(3)	57	Senior Vice President of New Media Development, Comcast Corp.	2002
James A. Fontaine	48	President and Chief Executive Officer, Microtune, Inc.	2003
Anthony J. LeVecchio(4)	59	President and Owner, The James Group	2003
Bernard T. Marren(5)	70	President and Chief Executive Officer, OPTi, Inc.	2005
William P. Tai	43	General Partner, Charles River Ventures	1998
A. Travis White(6)	60	Semi-Retired, Independent Consultant	2004

(1)	Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee.
(2)	Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee.
(3)	Chairman of the Technical Advisory Committee and member of the Audit Committee.
(4)	Chairman of the Audit Committee.
(5)	Member of the Compensation Committee.
(6)	Lead Independent Director and member of the Audit Committee and Nominating and Corporate Governance Committee.

The following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which each has served during the past five years.

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

James H. Clardy became a director of Microtune in August 1996, and served as a member of the Office of the President from June 2003 to August 2003. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. Mr. Clardy assumed the role of interim Chief Executive Officer of D2 Audio in August 2004. He left D2 Audio in 2005 and has served as interim President and Chief Executive Officer of nanoCoolers since July 2005. He currently serves on the boards of directors of several privately-held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been the Senior Vice President of New Media Development for Comcast Corp. since June 1994, where he is responsible for the evaluation and development of new interactive multimedia and interactive technologies. He also serves as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™ and CableHome™ standards. He currently serves on the boards of several privately-held companies. Mr. Craddock is a licensed professional engineer (PE) and holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute.

James A. Fontaine became a director, Chief Executive Officer and President of Microtune in August 2003. Mr. Fontaine was retired from May 2002 until his return to Microtune in August 2003. Mr. Fontaine previously served as Microtune’s Chief Strategy Officer from October 2001 until May 2002, Office of the President from August 2001 until September 2001, President from February 1999 until August 2001, and Executive Vice President of Sales and Marketing from August 1998 until February 1999. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University.

Anthony J. LeVecchio became a director of Microtune in August 2003. Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. He currently serves as a director and as chairman of the audit committee of DG Systems (NASDAQ: DGIT) and Ascendant Solutions (OTC BB: ASDS.OB) and serves as a member of the board of directors of several privately-held companies. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

Bernard T. Marren became a director of Microtune in August 2005. Mr. Marren is currently the President and CEO of OPTi, Inc. (OTC BB: OPTI.OB), a company that licenses intellectual property for logic chips. He is also the chairman and founder of Quorum Systems, Inc., a private fabless semiconductor manufacturing company that develops highly integrated RF transceivers, and a director of u-Nav Microelectronics Inc., another private RF semiconductor company that delivers low-power chipsets for battery-powered global positioning systems.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai also serves on the board of Transmeta Corp. (NASDAQ: TMTA), a provider of microprocessors. In addition, Mr. Tai serves on the boards of directors of several privately-held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School.

A. Travis White became a director of Microtune in January 2004. Mr. White has been semi-retired since January 2000. Prior to his retirement, Mr. White was President and Chief Executive Officer of Centillium Communications, Inc. from April 1998 through January 2000. Prior to April 1998, he was President of Sony Semiconductor Company of America and also Senior Vice President of Sony Corporation, Japan. He currently serves on the boards of two privately-held companies, Zilker Labs, Inc. and Microprobe, Inc., and one public company, Staktek Holdings, Inc. (NASDAQ: STAK), where he serves as chairman of the audit committee. In addition, Mr. White is involved in a number of chief executive officer coaching assignments. Mr. White holds a B.S. in biological sciences and chemistry from the University of Texas, El Paso.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees listed above. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the election of the eight nominees named in Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK PLAN TO ALLOW FOR THE AWARD OF RESTRICTED STOCK, TO PROVIDE FOR A LIMITATION ON THE NUMBER OF SHARES OF RESTRICTED STOCK THAT MAY BE AWARDED UNDER THE 2000 STOCK PLAN AND TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS TO THE 2000 STOCK PLAN

Our Board of Directors has adopted, and recommends to our stockholders for approval, the amendment and restatement of our 2000 Stock Plan. The amended and restated 2000 Stock Plan allows for the award of restricted stock, provides for a limitation on the number of shares of restricted stock that may be issued under the plan and revises and clarifies certain language of the plan in connection with the allowance for awards of restricted stock.

Currently, the 2000 Stock Plan allows for the award of options, stock purchase rights or common stock equivalents pursuant to the terms of the plan, but does not make provision for the direct award of restricted stock. The amended and restated plan would allow for the award of restricted stock in addition to the types of awards already permitted by the plan. The amended and restated plan also revises language as necessary to clarify ambiguities arising from the allowance of awards of restricted stock and makes certain technical revisions and improvements to the plan.

The maximum number of shares of common stock that may be issued under the 2000 Stock Plan is currently 10,554,496 shares, plus 989,326 shares, which is, as of December 31, 2005, the number of shares subsequently returned to the Company’s 1996 Stock Option Plan as a result of termination of options which were issued and outstanding under the Company’s 1996 Stock Option Plan on the date immediately prior to the date of stockholder approval of the original adoption of the 2000 Stock Plan. The amended and restated 2000 Stock Plan would provide that only 30% of the shares of common stock subject to the plan described above would be available for future awards of restricted stock.

The following is a summary of the principal features of the 2000 Stock Plan. We have included a copy of the proposed amended and restated 2000 Stock Plan as Appendix 2 to this Proxy Statement. Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 Tenth Street, Plano, Texas 75074.

Summary of the 2000 Stock Plan

The following summary of the material provisions of the 2000 Stock Plan reflects the terms and conditions of the plan as currently in effect.

General. The 2000 Stock Plan as adopted by our Board of Directors and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of June 20, 2002, February 27, 2004 and, contingent upon stockholder approval, March 16, 2006. The purposes of the plan are to enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business.

Eligibility. Equity awards may be granted under the 2000 Stock Plan to any employee, director or consultant of the Company.

Administration. The 2000 Stock Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code. Members of the committee shall be designated by the Board.

The committee shall have the authority to, among other things, approve individuals for participation in the plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the 2000 Stock Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder’s consent.

Shares Subject to the 2000 Stock Plan. Pursuant to the plan as currently in effect, the aggregate shares of common stock that may be issued under the plan is equal to the sum of the number of shares that were reserved but unissued under our 1996 Stock Option Plan as of August 4, 2000, the number of shares subsequently returned to our 1996 Stock Option Plan, and 10,554,496 shares. A description of the Board of Directors’ proposed amendment to the plan to provide for the award of restricted stock and to further provide for a limitation on the number of shares of restricted stock that may be awarded under the plan is included under the caption “Proposal to Allow Restricted Stock Awards” set forth below. As of December 31, 2005, options for 8,069,965 shares of common stock were outstanding under the plan.

If any option granted under the plan or the 1996 Stock Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, shares that have actually been issued under the plan upon the exercise of an option or right may not be returned to the plan and may not become available for future distribution.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Microtune, the number of securities reserved for issuance under the 2000 Stock Plan but which have not been granted and the exercise price for such options are proportionately adjusted. The Board or the committee administering the plan shall be responsible for making such adjustments.

Terms and Conditions. Each option granted under the 2000 Stock Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive stock options, and 110% of the fair market value in the case of 10% stockholders. In the case of nonstatutory stock options, the exercise price will be determined by the administrator of the 2000 Stock Plan. In the event of a merger or other corporate transaction, options may be granted with an exercise price less than 100% of the fair market value per share.

Vesting of Options. Each option agreement shall specify the manner in which the option shall vest.

Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive stock options, the period will not exceed ten years, or five years in the case of 10% stockholders.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•	by promissory note;

•	through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

•	through consideration received by the company under a cashless exercise program;

•	through a reduction in the amount of any company liability to the optionee;

•	by a combination of the above; or

•	such other consideration and method of payment to the extent permitted by the committee and applicable law.

Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant’s options may be exercised within the period of time specified in the option agreement to the extent the options are vested on the date of termination. If there is no specified time in the option agreement, the options shall remain exercisable for twelve months following termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of an employee participant’s employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the 90 day period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Stock Plan shall continue until August 4, 2010, unless terminated earlier by the Board.

Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion.

Amendment or Discontinuance of the Plan. Our Board of Directors may from time to time alter, amend or suspend the 2000 Stock Plan, or may at any time terminate the plan. However, the Board must obtain stockholder approval of any amendment to the plan in order to comply with U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code of 1986, as amended, and the stock exchange on which the common stock is listed.

Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded under the 2000 Stock Plan is not currently determinable. As of December 31, 2005, options to purchase an aggregate of 3,473,857 shares were available for grant under the plan. As of December 31, 2005, options to purchase 8,069,965 shares of common stock were outstanding under the 2000 Stock Plan. Pursuant to the 2000 Stock Plan, in 2005, options to purchase 3,552 shares originally granted under the plan expired and options to purchase 246,351 shares were canceled.

Federal Income Tax Consequences

The following discussion summarizes some U.S. federal income tax consequences to participants in the 2000 Stock Plan. This summary is based on statutory provisions, Treasury regulations, judicial decisions and rulings of the Internal Revenue Service. This summary does not purport to be complete, and does not cover, among other things, state and local tax treatment of participation in the plan.

Nonstatutory Stock Options; Incentive Stock Options

Participants will not realize taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income (subject to withholding by Microtune) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a nonstatutory stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the employee under the foregoing rules.

Employees will not realize taxable income upon the grant of an incentive stock option (“ISO”). Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has not been disposed before the end of the requisite holding periods (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither we nor any subsidiaries of ours, if applicable, will generally be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Under current rulings, if an employee transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonstatutory stock option or an ISO, the employee will recognize income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the nonstatutory stock option or ISO exercise price. Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the nonstatutory stock option or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory stock option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the employee, plus, in the case of a nonstatutory stock option, the amount of ordinary income recognized by the employee with respect to the common stock received.

Stock Purchase Rights

Participants will not realize taxable income upon the grant of a stock purchase right. Upon the exercise of a stock purchase right, the employee will generally recognize ordinary income (subject to withholding by the Company) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a stock purchase right that equals the fair market value of such shares on the date of exercise. If, however, the shares of common stock acquired upon exercise of the stock purchase right are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, then the participant will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares of common stock on the date the repurchase right lapses over (2) the exercise price paid for the shares of common stock. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the stock purchase right an amount equal to the excess of (1) the fair market value of the purchased shares of common stock on the exercise date over (2) the exercise price paid for such shares of common stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we (or, if applicable, a subsidiary of ours) will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Restricted Stock Awards

Generally, a participant will not recognize taxable income upon the grant of restricted stock and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted stock will generally be taxable to the participant as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares of common stock on the date or dates the restrictions terminate. A participant, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares of common stock subject to the restricted stock award on the date of such grant as compensation income in the year of the grant of the restricted stock award. The participant must make such an election pursuant to Section 83(b) of the Internal Revenue Code within 30 days after the date of grant. If such an election is made and the participant later forfeits the restricted stock to us, the participant will not be allowed to deduct, at a later date, the amount such participant had earlier included as compensation income.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above. Dividends that are received by a participant prior to the time that the restricted stock award is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the restricted stock award will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Common Stock Equivalent

A participant generally will not have taxable income upon the grant of a common stock equivalent award but rather will generally recognize ordinary compensation income at the time the participant receives shares of common stock in satisfaction of such common stock equivalent award in an amount equal to the fair market value of the shares of common stock received.

Certain Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the plan could also be limited by Section 280G of the Internal Revenue Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. Our ability to obtain a deduction for amounts paid under the plan could also be affected by Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to certain employees of Microtune to $1 million with respect to any such employee during our taxable year.

Effect of American Jobs Protection Act of 2004

On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) (“AJCA”) was signed into law by the President. The AJCA significantly altered the rules relating to the taxation of deferred compensation.

The AJCA added a new Section 409A to the Internal Revenue Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals and (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

The AJCA is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the plan. Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements which are materially modified after October 3, 2004. In IRS Notice 2005-1, the Treasury Department provided interim guidance on transition issues and the meaning of various provisions of new Section 409A. Additional guidance has been provided in proposed Treasury regulations. We intend that any awards granted under the plan will satisfy the requirements of Section 409A to avoid the imposition of the excise tax.

Accounting Treatment

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R is a revision of SFAS No. 123 and supersedes APB No. 25. Among other items, SFAS No. 123R eliminates the use of APB

No. 25 and the intrinsic value method of accounting for stock-based compensation, and requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards. The effective date of SFAS No. 123R is the beginning of the first quarter of 2006.

SFAS No. 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS No. 123. We expect to adopt SFAS No. 123R using the “modified prospective” method.

We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS No. 123R permits entities to continue to use such a model, the standard also permits the use of a “lattice” model. Although our analysis is ongoing, we expect to use the Black-Scholes model to measure the fair value of stock options under SFAS No. 123R.

SFAS No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods once SFAS No. 123R is adopted. These future amounts cannot be estimated, because they depend on, among other things, when employees exercise stock options.

We believe adopting SFAS No. 123R will have a material impact on our consolidated results of operations. At December 31, 2005, the balance of unearned stock-based compensation to be expensed in the period 2006 through 2010 related to unvested share-based awards, as previously calculated under the disclosure-only requirements of SFAS 123, is approximately $11.9 million. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is approximately two years. We anticipate that we will grant additional share-based awards to employees in the future, which will increase the stock-based compensation expense by the additional unearned compensation resulting from these grants. The fair value of these grants is not included in the amount above, as the impact of these grants cannot be predicted at this time because it will depend on the number of share-based payments granted.

Proposal to Allow Restricted Stock Awards

The Board has adopted, subject to stockholder approval and ratification at our 2006 Annual Meeting of Stockholders, a proposal that the 2000 Stock Plan be amended and restated to allow for the award of restricted stock. The amended and restated plan would further provide that a maximum of 30% of the shares of common stock subject to the plan would be available for future restricted stock awards and would make certain technical revisions and improvements to the plan. If the Board’s proposal is approved and ratified by stockholders, the 2000 Stock Plan of Microtune will be amended and restated as set forth in Appendix 2 effective March 16, 2006.

Reasons for the Amendment and Restatement of our 2000 Stock Plan

Our Board of Directors recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to our success by providing such persons with equity opportunities and performance-based incentives and believes that this goal is best achieved with an equity incentive compensation plan with maximum flexibility. Our Board of Directors believes that the allowance for restricted stock awards will increase the flexibility available to our Compensation Committee to design appropriate incentive compensation arrangements. Further, our Board of Directors believes that the ability to grant such awards as compensation under the 2000 Stock Plan, as amended and restated, will help us remain competitive and may result in less stockholder dilution and less compensation expense under SFAS No. 123R.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of our 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the Amended and Restated 2000 Stock Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the Amended and Restated 2000 Stock Plan as provided in Proposal No. 2.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as our independent auditors to perform the audit of our financial statements for the fiscal year ending December 31, 2006, and we are asking stockholders to ratify this selection. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement at our Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

In connection with the audit of our financial statements for the fiscal year ended December 31, 2005, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2005 and 2004.

	2005	2004
Audit fees(1)	$632,800	$810,000
Audit-related fees(2)	1,600	1,600
Tax fees(3)	140,300	68,700
All other fees(4)	300	300

Total Fees	$775,000	$880,600

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2004 and 2005.

(1)	Audit fees are generated from services consisting of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the annual audit on effectiveness of internal controls over financial reporting, quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as, statutory audits of our foreign subsidiaries, services related to filings made with the SEC and accounting advisory services related to financial accounting matters.

(2)	Audit-related fees are generated from the use of Ernst & Young LLP’s online research tool.
(3)	Tax fees are generated from services, including but not limited to, assistance with certain tax compliance matters and various tax planning consultations.
(4)	All other fees relate to continuing education services.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining Ernst & Young LLP’s independence. For more information about Ernst & Young LLP, please see the “Report of the Audit Committee of the Board of Directors” on page 37.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services by Ernst & Young LLP. In general, all services must be pre-approved at duly convened meetings of the Audit Committee or by the Chairman of the Audit Committee. Any services approved by the Audit Committee Chairman are required to be discussed at the following regular meeting of the Audit Committee. All fees paid in 2005 were approved in accordance with these procedures.

Required Vote

Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

If our stockholders do not ratify the selection of Ernst & Young LLP the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Microtune and its stockholders.

Recommendation of the Board of Directors

The Board of Directors and more specifically, the Audit Committee, unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2006. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification of the appointment of Ernst & Young LLP.

OTHER INFORMATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of March 30, 2006:

Name	Age	Position
James A. Fontaine	48	Chief Executive Officer and President
Jeffrey A. Kupp	43	Chief Financial Officer and Vice President
Albert H. Taddiken	42	Chief Operating Officer
Robert S. Kirk	45	Vice President of Worldwide Sales
Barry F. Koch	40	Vice President and Managing Director, Microtune GmbH & Co. KG
Phillip D. Peterson	36	General Counsel

Biographical information concerning Mr. Fontaine is set forth under “ Proposal No. 1—Election of Directors” on page 14.

Jeffrey A. Kupp was named Vice President, Chief Financial Officer and Corporate Secretary in May 2005. Mr. Kupp was Vice President and Chief Financial Officer of Inet Technologies Inc. from 2000 to 2004. Mr. Kupp also held the position of Chief Financial Officer at both IEX Corporation and CS Wireless Systems, Inc. and a senior finance position at DSC Communications Corporation. Mr. Kupp began his career in accounting at Ernst & Young LLP. He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and Computer Science from Asbury College and a M.B.A. degree from Cornell University.

Albert H. Taddiken was named Chief Operating Officer in August 2003. Mr. Taddiken also served as a member of the Office of the President from June 2003 through August 2003, Chief Technical Officer from September 2001 to August 2003, General Manager, Broadband Business Unit from December 2001 through June 2003, Vice President, IC Engineering from May 1998 through December 2001 and as Director, RFIC Development from November 1996 through April 1998. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S.E.E. from the Massachusetts Institute of Technology.

Robert S. Kirk was named Vice President of Worldwide Sales in October 2003. Mr. Kirk served as Vice President of Sales, North America from March 2003 to October 2003. Mr. Kirk was Vice President of Sales, Northern Europe for Avnet from August 2001 to March 2003, and Vice President of Sales, North America for On Semiconductor from May 1982 to August 2001. Mr. Kirk holds a B.S.E.E. from Purdue University.

Barry F. Koch was named Managing Director of Microtune GmbH & Co. KG, a wholly-owned German subsidiary of Microtune, in May 2000. Mr. Koch joined Microtune GmbH & Co. KG as Director of Advanced Development in January 2000 at the time of Microtune’s combination with Temic Telefunken Hochfrequenztechnik GmbH (“Temic”). Mr. Koch had been with Temic and its predecessors since June 1995. In addition, Mr. Koch has held a number of positions at Microtune concurrently with his positions at Microtune GmbH & Co. KG. Mr. Koch was named Vice President and Co-General Manager of Microtune’s Broadband Business Unit in January 2004. Additionally, Mr. Koch has served as Vice President and General Manager of Microtune’s Automotive Business Unit since December 2001, and served as Vice President of Systems Engineering from May 2000 until December 2001. Mr. Koch holds a B.S.E.E. from the University of Missouri-Rolla and a M.S.E.E. from Purdue University.

Phillip D. Peterson was named General Counsel in April 2004. Mr. Peterson was an attorney with Cox & Smith Incorporated from September 2002 to October 2003 and with Gray Cary Ware & Freidenrich, LLP from March 2000 to January 2002. Prior to that, he was an attorney with King & Spalding LLP and Fulbright & Jaworski L.L.P. Mr. Peterson holds a J.D. from the University of Texas School of Law and a B.A. from Trinity University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership of Directors and Officers

The following table shows shares of our common stock that we believe are beneficially owned as of March 1, 2006 by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and named executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days of the date set forth above. Accordingly, we have included any options held by each stockholder that are exercisable within 60 days of March 1, 2006 (i.e., April 30, 2006). Shares issuable under stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding options but are not outstanding for purposes of computing the percentage ownership of any other person. We calculated the “Percentage Beneficially Owned” based on 52,849,599 shares of our common stock outstanding on March 1, 2006.

Name of Beneficial Owner	Shares	Percentage Beneficially Owned
Institutional Venture Partners VII(1)	2,778,668	5.3%
Simon J. Michael(2)	3,470,400	6.6%
Franklin Resources, Inc.(3)	3,569,050	6.8%
Walter S. Ciciora(4)	149,233	*
James H. Clardy(5)	110,833	*
Steven Craddock(6)	35,833	*
James A. Fontaine(7)	639,519	1.2%
Jeffrey A. Kupp(8)	—	*
Robert S. Kirk(9)	167,793	*
Barry F. Koch(10)	190,544	*
Anthony J. LeVecchio(11)	42,833	*
Albert H. Taddiken(12)	510,167	*
William P. Tai(13)	2,722,667	5.2%
A. Travis White(14)	20,833	*
Bernard T. Marren(15)	500,000	*
All directors and current executive officers as a group (12 Persons)(16)	5,090,255	9.4%

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Road, Building 2, Suite 250, Menlo Park, CA 94025.
(2)	Based upon an Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Simon J. Michael, Balch Hill Capital, LLC, and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 660,400 shares and shared voting power and shared dispositive power with respect to 2,810,000 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 2,810,000 shares; and
(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 2,590,000 shares.

(3)	Based upon an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc., all whose address is One Franklin Parkway, San Mateo, CA 94403. The 13G states that:
(i)	Franklin Resources, Inc. has no sole or shared voting power and no sole or shared dispositive power;
(ii)	Charles B. Johnson has no sole or shared voting power and no sole or shared dispositive power;
(iii)	Rupert H. Johnson, Jr. has no sole or shared voting power and no sole or shared dispositive power;
(iv)	Franklin Advisers, Inc. has sole voting power with respect to 2,341,550 shares and sole dispositive power with respect to 2,382,850 shares and no shared voting or dispositive power;
(v)	Fiduciary Trust Company International has sole voting power and sole dispositive power with respect to 665,700 shares and no shared voting or dispositive power;
(vi)	Franklin Templeton Investments Corp. has sole voting power and sole dispositive power with respect to 442,100 shares and no shared voting or dispositive power; and
(vii)	Fiduciary International, Inc. has sole voting power and sole dispositive power with respect to 78,400 shares and no shared voting or dispositive power.
(4)	Mr. Ciciora has sole voting power and sole dispositive power with respect to 80,400 shares and shared voting power and shared dispositive power with respect to 38,000 shares. Includes 30,833 shares for options which are currently exercisable or become exercisable within 60 days.
(5)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Mr. Clardy has sole voting power and sole dispositive power with respect to 55,000 shares and shared voting power and shared dispositive power with respect to 25,000 shares. Also includes 30,833 shares for options which are currently exercisable or become exercisable within 60 days.
(6)	Includes 35,833 shares for options which are currently exercisable or become exercisable within 60 days.
(7)	Includes 22,000 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner. Mr. Fontaine has sole voting power and sole dispositive power with respect to 98,855 shares and shared voting power and shared dispositive power with respect to 22,000 shares. Also includes 518,664 shares for options which are currently exercisable or become exercisable within 60 days.
(8)	Includes no shares for options which are currently exercisable or become exercisable within 60 days.
(9)	Mr. Kirk has sole voting power and sole dispositive power with respect to 13,726 shares. Also includes 154,067 shares for options which are currently exercisable or become exercisable within 60 days.
(10)	Mr. Koch has sole voting power and sole dispositive power with respect to 3,530 shares. Also includes 187,014 shares for options which are currently exercisable or become exercisable within 60 days.
(11)	Mr. LeVecchio has sole voting power and sole dispositive power with respect to 23,250 shares. Also includes 19,583 shares for options which are currently exercisable or become exercisable within 60 days.
(12)	Includes 227,162 shares held by Taddiken Investments, Ltd. of which Mr. Taddiken is the general partner. Also includes 283,005 shares for options which are currently exercisable or become exercisable within 60 days.
(13)	Includes 55,117 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Mr. Tai has sole voting power and sole dispositive power with respect to 39,656 shares. Mr. Tai has shared voting power and shared dispositive power with respect to 2,652,178 shares. Also includes 30,833 shares for options which are currently exercisable or become exercisable within 60 days.
(14)	Includes 20,833 shares for options which are currently exercisable or become exercisable within 60 days.
(15)	Mr. Marren has sole voting power and sole dispositive power with respect to 500,000 shares.
(16)	Includes 1,311,498 shares for options which are currently exercisable or become exercisable within 60 days.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2005, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholders	9,253,903	3.33	4,034,857
Assumed plans of acquired companies	—	—	—

	9,253,903	3.33	4,034,857

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2005, with the exception of one Form 4 filing by Mr. A. Travis White which was filed one day late on May 31, 2005. A third party modified Mr. White’s EDGAR codes and failed to notify Mr. White or Microtune.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2005, 2004 and 2003 by Microtune’s Chief Executive Officer and Microtune’s other four most highly compensated executive officers for fiscal 2005. These officers are called the “Named Officers.”

SUMMARY COMPENSATION TABLE

The information in the table includes salaries, bonuses, stock options and other miscellaneous compensation. We have not granted stock appreciation rights and have no long-term compensation benefits other than stock options. For information about employment contracts and change-of-control arrangements between Microtune, the Named Officers and certain other officers, see the discussion immediately following this table.

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)
		Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/SARs (#)
James A. Fontaine Chief Executive Officer and President	2005 2004 2003	250,008 250,008 114,793		— 120,000 —	713 536 —	(1) (1)	424,511 93,831 800,000	— — —
Albert H. Taddiken Chief Operating Officer	2005 2004 2003	202,708 204,632 156,261	(7) (8)	— 80,000 —	134 — —	(1)	259,609 100,495 300,241	— — —
Jeffrey A. Kupp Chief Financial Officer and Vice President	2005 2004 2003	144,952 — —		25,000 — —	144 — —	(1)	365,000 — —	— — —
Robert S. Kirk Vice President, Worldwide Sales	2005 2004 2003	152,016 152,016 119,095		— 45,000 —	103,609 85,385 41,542	(6) (2) (3)	165,666 80,516 174,490	— — 47,395	(9)
Barry F. Koch(4) Vice President and General Manager, Automotive Business Unit	2005 2004 2003	160,850 160,632 134,783		7,000 25,673 —	15,633 15,034 12,763	(5) (5) (5)	134,741 41,337 262,671	— — —

(1)	These amounts consist solely of life insurance premiums paid by Microtune.
(2)	$78,087 of this amount is attributable to sales commissions; $7,200 of this amount is attributable to an automobile allowance paid by Microtune; $98 is attributable to life insurance premiums paid by Microtune.
(3)	$35,542 of this amount is attributable to sales commissions; $6,000 of this amount is attributable to an automobile allowance paid by Microtune.
(4)	Mr. Koch is compensated in Euros; the salary and bonus amounts herein for the years 2005, 2004 and 2003 reflect the conversion from Euros to U.S. dollars using the average exchange rate in effect for each of 2005, 2004, and 2003, respectively.
(5)	These amounts consist of an automobile allowance paid by Microtune and $532, $531 and $483 attributable to annual life insurance premiums paid by Microtune in 2005, 2004 and 2003, respectively.
(6)	$96,120 of this amount is attributable to sales commissions; $7,200 is attributable to an automobile allowance; $289 is attributable to life insurance premiums paid by Microtune.
(7)	$2,692 of this amount is attributable to a vacation payout.
(8)	$4,616 of this amount is attributable to a vacation payout.
(9)	This amount consists of moving expenses paid by Microtune.

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS

Shares of our common stock subject to options granted under our Amended and Restated 1996 Stock Option Plan and 2000 Stock Plan generally vest over five years, with 20% of the shares vesting after one year and the remaining shares vesting in monthly installments over the following 48 months. Our standard form change of control agreement (for certain key employees), however, provides for accelerated vesting of a portion of the employee’s unvested option shares if the employee is terminated without cause by the surviving corporation following a change of control. What transactions constitute a change of control is defined in the employee’s change of control agreement, but typically it is defined to mean the sale of all or substantially all of our assets, or the acquisition of us by another entity by means of consolidation or merger pursuant to which our stockholders immediately prior to such transaction hold less than 50% of the voting power of the surviving corporation.

Change of Control Agreements

On August 26, 2003, we entered into our standard form change of control agreement with each of Messrs. Fontaine, Taddiken, and Kirk. We entered into our standard form change of control agreement with Justin M. Chapman, Phillip D. Peterson and Jeffrey A. Kupp on November 29, 2004, January 20, 2005, and May 9, 2005, respectively.

Under this agreement, if any of the foregoing executives’ employment is terminated within six months following a change of control, they are entitled to a lump sum equal to their respective base annual compensation plus the highest annual bonus paid to them in the three years immediately prior to the change of control. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest equal to the number of shares that would have vested over the twelve month period following their termination.

If their employment is terminated after six months but within twelve months following a change of control, they are entitled to a lump sum equal to 50% of their respective base annual compensation plus 50% of the highest annual bonus paid to them in the three years immediately prior to the change of control. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest equal to the number of shares that would have vested over the six month period following their termination.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We do not currently enter into long-term employment agreements with our domestic executive officers, who are all employed on an “at will” basis. If this practice negatively impacts our ability to attract and retain executive officers in the future, we may modify this policy.

Microtune GmbH & Co. KG, a German subsidiary of Microtune, is party to an employment agreement with Mr. Barry F. Koch. Pursuant to the terms of this agreement, Microtune’s German subsidiary has the following obligations:

•	in the event of sickness or disability through no fault of Mr. Koch, it must continue to pay Mr. Koch’s salary for a period of one year;

•	in the event of the death of Mr. Koch, it must continue to pay Mr. Koch’s salary for a period of one year to his surviving dependents;

•	it must provide Mr. Koch with a car for his private use; and

•	it must provide accidental death and disability insurance to Mr. Koch that provides up to four years effective salary in case of death or disability.

In connection the appointment of Mr. Jeffrey A. Kupp as Chief Financial Officer, we entered into an offer letter with Mr. Kupp on April 28, 2005. Pursuant to the terms of the offer letter, Mr. Kupp will be an at-will employee of the Company. Mr. Kupp’s annual base salary will be $225,000. Furthermore, Mr. Kupp will receive a $25,000 signing bonus within the first month of his employment with the Company and an additional $15,000 retention bonus upon the first anniversary of his employment with the Company. We granted Mr. Kupp stock options to purchase 365,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction that involved more than $60,000 between us and an executive officer, director or 5% stockholder or any of their immediate family members since the beginning of fiscal 2005 or that involved indebtedness to or payments from us during fiscal 2005.

OPTION GRANTS IN FISCAL 2005

The following table shows information about stock option grants to the Named Officers during fiscal 2005. These options are included in the “Summary Compensation Table” above. The options have an exercise price equal to the closing price on the date of the grant. SEC rules require us to show hypothetical gains that the Named Officers would have for these options at the end of their 10 year term. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are provided as required by SEC rules. They are not our estimates or projection of future stock prices.

Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

		Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
		Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price ($/Sh)	Expiration Date
Name						5%	10%
James A. Fontaine	(1)	400,000	12.49%	3.84	May 24, 2015	965,982	2,447,988
	(2)	24,511	0.77%	3.84	May 24, 2015	59,193	150,007
Albert H. Taddiken	(3)	240,000	7.49%	3.84	May 24, 2015	579,589	1,468,793
	(4)	19,609	0.61%	3.84	May 24, 2015	47,355	120,007
Jeffrey A. Kupp	(5)	137,883	4.31%	3.61	May 8, 2015	313,037	793,297
	(6)	30,000	0.94%	3.61	May 8, 2015	68,109	172,602
	(5)	197,117	6.16%	3.61	May 8, 2015	447,517	1,134,095
Robert S. Kirk	(7)	68,775	2.15%	3.84	May 24, 2015	166,089	420,901
	(8)	70,000	2.19%	3.84	May 24, 2015	169,047	428,398
	(9)	11,987	0.37%	3.84	May 24, 2015	28,948	73,360
	(10)	14,904	0.47%	3.84	May 24, 2015	35,992	91,212
Barry F. Koch	(11)	120,000	3.75%	3.84	May 24, 2015	289,795	734,397
	(12)	14,741	0.46%	3.84	May 24, 2015	35,599	90,214

(1)	These options vest monthly over a two year period commencing on January 15, 2008.
(2)	These options vest in equal thirds with the following vesting dates: December 15, 2005; June 15, 2006; and December 15, 2006.
(3)	These options vest monthly over a two year period commencing on January 15, 2008.
(4)	These options vest in equal thirds with the following vesting dates: December 15, 2005; June 15, 2006; and December 15, 2006.
(5)	These options vest according to the following schedule:
(i)	70,000 options shall vest on May 9, 2006;
(ii)	70,000 options shall vest monthly over a one year period commencing on June 9, 2006 and ending on May 9, 2007.
(iii)	65,000 options shall vest monthly over a one year period commencing on June 9, 2007 and ending on May 9, 2008.
(iv)	65,000 options shall vest monthly over a one year period commencing on June 9, 2008 and ending on May 9, 2009.
(v)	65,000 options shall vest monthly over a one year period commencing on June 9, 2009 and ending on May 9, 2010.
(6)	These options will vest on May 9, 2007.
(7)	These options vest monthly over a one year period commencing on January 15, 2008.
(8)	These options vest monthly over a one year period commencing on January 15, 2009.
(9)	These options vest monthly over a two year period commencing on January 15, 2006.
(10)	These options vest in equal thirds with the following vesting dates: December 15, 2005; June 15, 2006; and December 15, 2006.
(11)	These options vest monthly over a two year period commencing on January 15, 2008.
(12)	These options vest in equal thirds with the following vesting dates: December 15, 2005; June 15, 2006; and December 15, 2006.

Option Exercises and Fiscal Year-End Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2005, and the value of their unexercised options at the end of fiscal 2005. Value realized, is based on the fair market value of our common stock as quoted on The NASDAQ National Market on the trading day immediately prior to the date of exercise, less the per share exercise price, multiplied by the number of shares issued. Value at fiscal year end is measured as the difference between the exercise price and fair market value on December 31, 2005, which was $4.17 as quoted on The NASDAQ National Market.

	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Fontaine	—	—	451,999	816,343	641,543	627,394
Albert H. Taddiken	130,000	687,250	242,662	490,183	465,741	330,630
Jeffrey A. Kupp	—	—	—	365,000	—	204,400
Robert S. Kirk	—	—	130,734	289,938	180,955	191,037
Barry F. Koch	—	—	170,570	249,832	269,597	189,749

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Clardy (Chairman), Ciciora, and Marren. None of the members of the Compensation Committee were officers or employees of Microtune at any time during 2005 or at any other time. During 2005, no current executive officer of Microtune served as a member of the Board of Directors or compensation committee of any other entity whose executive officer(s) served on Microtune’s Board of Directors or Compensation Committee.

The following pages contain a report issued by the Compensation Committee of our Board of Directors relating to executive compensation for the fiscal year ended December 31, 2005, a report issued by the Audit Committee of our Board of Directors relating to its review of our financial statements, procedures and practices and a chart titled “Stock Performance Graph”. Stockholders should be aware that under SEC rules, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, as amended, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors of Microtune, Inc. is charged with the responsibility of setting, administering and reviewing Microtune’s compensation programs and the policies governing the annual compensation of Microtune’s executive officers. Our role is to establish and recommend salaries and other compensation paid to the Chief Executive Officer and the other executive officers and to administer Microtune’s stock and benefit plans. For executive officers, we approve all stock option grants, base salaries and any cash bonus payments. Any discretionary bonus payments are approved by the full Board of Directors.

We seek to ensure that Microtune’s compensation philosophy is consistent with the best interests of our stockholders and is properly implemented. A copy of the charter of the Committee can be accessed electronically at the investor relations section of Microtune’s website at www.microtune.com. The Committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Committee’s current members are James H. Clardy

(Chairman), Walter S. Ciciora, and Bernard T. Marren. The Committee met formally three times during fiscal year 2005. No member of the Committee has interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Philosophy and Objectives

Our primary compensation goals are to:

•	attract and retain highly qualified people;

•	motivate and reward existing employees who are critical to the achievement of our objectives; and

•	simultaneously maximize stockholder value.

Accordingly, our executive compensation philosophy is to tightly link and vary compensation with Microtune’s performance and the creation of stockholder value. We also structure compensation programs so that individuals are held accountable for their performance and our results.

Elements of Executive Compensation

To meet the objectives described above, executive compensation for Microtune’s officers is comprised of three main elements: (i) base salary, (ii) cash bonus compensation and (iii) equity-based incentive awards. The overall compensation package is variable with executive compensation related to and contingent upon Microtune’s performance. The equity incentive plans pursuant to which such awards are made have been approved by our stockholders and are designed to comply with the requirements of federal tax laws on deductibility under Section 162(m) of the Internal Revenue Code. However, we may elect to pay compensation to our executive officers that may not be deductible.

Base Salary. We review salaries recommended by the Chief Executive Officer for each of our executive officers, other than the Chief Executive Officer, and set the salary of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. In determining the appropriate salary levels, we consider, among other factors:

•	the responsibilities and scope of the position held and the officer’s experience and performance in that position;

•	the expected value of the officer’s future contribution to our success and growth;

•	the compensation of all levels of employees within Microtune to ensure internal pay equity is preserved;

•	executive compensation at certain peer companies to ensure that our compensation levels are competitive; and

•	Microtune’s recent overall financial and business performance.

Cash Bonus Compensation. To date, we have not implemented a formal bonus compensation program for our executive officers. However, with the approval of our full Board of Directors, we have awarded discretionary bonus compensation to certain executives for significant accomplishments that have contributed to the Company’s results. For the fiscal year ended December 31, 2005, no discretionary bonus compensation was awarded, with the exception of an award made to Mr. Barry F. Koch, Vice President and General Manager of Microtune GmbH & Co. KG, who received $7,000 due to his efforts facilitating the successful transition of our outsourced manufacturing in the Philippines to Ionics EMS, Inc. Also in 2005, Mr. Kupp received a signing bonus of $25,000 per the terms of his offer letter described in more detail on page 31 of the Proxy Statement and Mr. Kirk received $96,120 per the terms of his sales commission agreement. In the future, we may implement formal bonus compensation programs that follow the compensation philosophy described above.

Equity-Based Incentive Awards. Equity-based incentive awards are an important and significant element of the total compensation package for Microtune executives. Under the Microtune 2000 Stock Plan, stock options to purchase Microtune common stock may be granted to executive officers and employees. Upon joining Microtune, the number of shares of Microtune common stock underlying an option grant and any subsequent grants are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to our employees. In granting equity-based incentive awards, we consider the long-term compensation paid for similar executive positions by peer companies, the number of unvested equity-based awards held by the executive officer and the executive officer’s performance. If Proposal No. 2 is approved and ratified by our stockholders, we may grant restricted stock awards to certain of our executive officers and other employees in the future. Restricted stock awards have certain advantages over stock option grants. Generally, fewer shares of restricted stock are awarded as compared to comparable stock option grants, resulting in less dilution to our current stockholders. In addition, depending on our future equity-based incentive award practices, restricted stock awards could potentially have a lesser impact on Microtune’s reported financial results as compared to stock option grants due to the fact that under SFAS No. 123R, we must record an expense in our statements of operations for the fair value of equity-based awards. We believe equity-based incentive awards provide effective incentives for executives and encourage them to take a longer-term view of Microtune’s performance and further ensure that the interests of the executive and stockholders are aligned.

Other Benefits. Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with our established programs.

Annual Review of Officer Compensation

In the second quarter of each calendar year, we review executive base salary levels for the upcoming twelve-month period, as well as any actual bonus payments and equity-based awards for the completed twelve-month period. In determining overall compensation for a specific officer, we consider many factors, including the scope of the officer’s particular position, his or her performance in that position, the expected value of the officer’s future contribution to our success and growth, and our recent overall financial and business performance. We review and consider the compensation of all levels of employees within Microtune to provide an appropriate context for executive compensation decisions. We additionally review executive compensation data for the broad high-technology industry in general, and for semiconductor companies of similar size and complexity that the Committee considers to be within Microtune’s peer group to ensure that our compensation levels are competitive.

Chief Executive Officer Compensation

In May of 2005, the Committee met without Mr. Fontaine and reviewed all components of Mr. Fontaine’s compensation, including salary, stock-based incentive awards, accumulated vested and unvested stock options, the dollar value to the executive and cost to Microtune of all perquisites and other personal benefits, and the potential payout obligations under change of control scenarios. At that time the Committee elected not to change Mr. Fontaine’s base salary of $250,000, but did grant Mr. Fontaine a stock option to purchase 424,511 shares. This stock option was granted as part of stock option grants made to all key employees to stabilize their yearly vesting rates through 2009. In other words, this option did not increase the annual compensation for Mr. Fontaine in the near-term, but anticipated a vesting shortfall in coming years.

Based on this review, the Committee believes that Mr. Fontaine’s total 2005 compensation (including the potential payouts under change of control scenarios) in the aggregate to be reasonable and not excessive. It was also our judgment that the total 2005 compensation for Mr. Fontaine was comparable to the total compensation of chief executive officers in comparable technology companies, considering Microtune’s financial performance and other performance factors.

On February 1, 2006, the Committee met without Mr. Fontaine and reviewed Mr. Fontaine’s performance for fiscal 2005. As a result of this review and the excellent evaluation he received from the Board, we increased

Mr. Fontaine’s base salary from $250,000 per year to $300,000 per year. We believe that Mr. Fontaine’s adjusted compensation is warranted given the Company’s performance in 2005 and we based the decision to increase Mr. Fontaine’s base salary, in part, on the following achievements in 2005:

•	Microtune achieved two consecutive quarters of GAAP profitability for the first time in its history;

•	Microtune grew its gross margin percentage to the 50% range;

•	Microtune finally resolved the securities class action litigation, stockholder derivative litigation and the SEC investigation in 2005 which dramatically reduced the Company’s expenses; and

•	Microtune’s successful digital TV tuner product development.

In addition to considering the criteria above in determining Mr. Fontaine’s compensation for 2006, the Committee considered other individual considerations such as leadership, ethics, and corporate governance.

Other

Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. Microtune did not match contributions in the 401(k) Plan in fiscal 2005. No other special plans or benefits are offered to our executive officers which are not generally made available to all other employees. We have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each of our executive officers is below $1 million and because we believe that any options granted under the 2000 Stock Plan will meet the requirements of being performance-based, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2005.

Compensation Committee Members

James H. Clardy, Chairman

Walter S. Ciciora

Bernard T. Marren

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, Anthony J. LeVecchio, Steven Craddock and A. Travis White, are the current members of the Audit Committee and each of us is a non-employee director. The Board of Directors has determined that Mr. LeVecchio is an “audit committee financial expert” and that each of the Committee members is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and meets the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as amended, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2).

The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses Microtune’s quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The quarterly meetings and operating results meetings will sometimes coincide. The committee met nine times during fiscal 2005.

We assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We also evaluate the performance and independence of Microtune’s independent auditors.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditors report directly to the Audit Committee.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended or supplemented. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Ernst & Young LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence. We approve any non-audit services on a case-by-case basis before any work is performed. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal 2005, and the Board of Directors approved such inclusion. The Board of Directors and this Committee also appointed Ernst & Young LLP as independent auditors for fiscal 2006.

AUDIT COMMITTEE MEMBERS

Anthony J. LeVecchio, Chairman

Steven Craddock

A. Travis White

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from December 31, 2000 through December 31, 2005, with the Nasdaq Composite Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in Microtune’s common stock and in the above indices on December 31, 2000. We were delisted from The NASDAQ National Market effective July 7, 2003. From July 8, 2003 to April 25, 2004, our shares of common stock were quoted on the “pink sheets,” which generally entailed higher transaction costs for trades and reduced liquidity. Our common stock was relisted for trading on The NASDAQ National Market effective April 26, 2004.

The comparisons in the graph below are based on historical data with our common stock prices based on the closing price on the dates indicated and are not intended to forecast the possible future performance of our common stock.

Comparison of 5 Year Cumulative Total Return

as of December 2005

Assumes Initial Investment of $100

OTHER MATTERS

Form 10-K for 2005

On March 3, 2006, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2005. The Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.microtune.com, or by writing to Investor Relations, Microtune, Inc., 2201 Tenth Street, Plano, Texas 75074. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

Annual Meeting

Our Board of Directors does not currently intend to bring any other business before our Annual Meeting and is not aware of any other business to be brought before our Annual Meeting. If any other business is properly brought before our Annual Meeting, including consideration of a motion to adjourn or postpone our Annual Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at our Annual Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 Tenth Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by April 21, 2006.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy card in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED: March 30, 2006

APPENDIX 1

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSES

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Microtune, Inc., a Delaware Corporation (the “Company”), is to assist the Board in fulfilling its oversight responsibilities related to the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee’s principal function is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

AUTHORITY

The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage and determine funding for outside legal, accounting and other advisors as it deems necessary or appropriate. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or review or performing any other services for the Company and to any advisors employed by the Committee, as well as funding for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

The Committee members will be appointed by, and will serve at the discretion of, the Board and will consist of at least three members of the Board who meet the independence and accounting or related financial experience requirements of the Exchange Act of 1934, as amended (the “Act”) and applicable rules and regulations of the Nasdaq Stock Market (the “Rules”). All members of the Committee shall be able to read and understand fundamental financial statements and no member of the Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Committee must be a “financial expert” under the requirements of the Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the committee.

One director who does not meet the definition of independence set forth by the Rules but who meets the criteria set forth in Section 10A(m)(3) under the Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required in the best interests of the Company and its stockholders. Such person may not chair the Committee and the use of

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this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship with the Company and the basis for the Board’s determination, shall be disclosed in the annual proxy statement of the Company.

In addition, if a Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership of the Committee may continue until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent.

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

MEETINGS AND PROCEDURES

The Committee will convene not less frequently than quarterly and may call special meetings as often as it deems necessary. Meetings may be called by the Chair of the Committee or the Chairman of the Board. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet separately with the Company’s then-current chief executive officer (i.e. either the CEO or the President) and separately with the Company’s Chief Financial Officer at least annually to review the internal controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times, as it deems appropriate to review the independent auditor’s examination and management report.

RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine whether the Company’s financial statements and disclosures are complete and accurate and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s policies and procedures.

The responsibilities of the Committee shall include:

(a) Financial Reporting. The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•	review with management and the independent auditor the significant judgments and estimates used in developing the financial reports and the major issues addressed;

•	review the accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;

•	review with management and the Company’s independent auditors significant changes to the Company’s accounting principles or their application as reflected in the financial reports;

•	meet periodically with the Company’s independent auditors (in private, as appropriate):

(i)	to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports;

(ii)	to review any audit problems or difficulties and management’s response;

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(iii)	to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company’s financial statements;

(iv)	to examine the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

(v)	to determine if any restrictions have been placed by management on the scope of their audit, and

(vi)	to discuss any other matters the Committee deems appropriate;

•	meet periodically in private with the Company’s management;

•	discuss with management and the independent auditor the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, which discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made);

•	review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and

•	review quarterly and annual financial statements and discuss their appropriateness with management and the Company’s independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, in the case of the Company’s annual financial statements, recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b) Relationship with Independent Auditors. The Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•	have sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to stockholder ratification);

•	be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	review the scope and plan for the independent auditors’ annual audit and review and annually pre-approve, in advance, the fees to be charged by the independent auditors for their audit services;

•	review with the independent auditors the extent of non-audit services provided and related fees, and pre-approve any internal control-related services and permitted non-audit services or other non-audit relationships (including the fees and terms thereof); provided, further, that if the authority to grant pre-approvals of audit and permitted non-audit services is delegated to a subcommittee of the Committee, the decisions of any such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

•	at least annually, obtain and review a report from the Company’s independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the independent auditors any disclosed relationships and any compensation or services that could affect the independent auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the outside auditors;

•	determine whether the Committee believes the outside auditors are independent;

•	review the responsiveness of the outside auditors to the Company’s needs;

•

at least annually, obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures; any material issues raised by the most

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recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company;

•	set clear hiring policies for employees or former employees of the Company’s independent auditors;

•	inquire of management, internal auditors and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	review significant management audit findings and recommendations, and management’s responses thereto; and

•	inquire of the independent auditor annually as to whether any illegal act has been detected or has otherwise come to their attention in the course of the audit, unless the illegal act is clearly inconsequential.

(c) Complaint Procedures and General Oversight. The Committee shall:

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	recommend to the Company, and the Company shall adopt, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•	discuss with management, the Company’s senior internal audit employee and the independent auditor whether the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

•	review management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;

•	review the Company’s policies and practices with respect to risk assessment and risk management;

•	review the Company’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•	review significant cases of conflicts of interest, misconduct or fraud;

•	review significant issues between the Company and regulatory agencies; and

•	review as appropriate material litigation involving the Company.

(d) Approval of Reports. The Committee shall prepare and approve the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

(e) Annual Performance Review. The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder and shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board may delegate to it and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

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APPENDIX 2

AMENDED AND RESTATED

MICROTUNE, INC.

2000 STOCK PLAN

1. Purposes of the Plan. The purposes of this Amended and Restated 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Common Stock Equivalents and Restricted Stock Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Award” means an award of Options, Stock Purchase Rights, Common Stock Equivalents or Restricted Stock Awards pursuant to the terms of the Plan.

(d) “Award Agreement” means an agreement between the Company and a Service Provider evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Common Stock Equivalent” means an unfunded and unsecured right to receive Shares in the future that may be granted to a Service Provider pursuant to Section 12.

(j) “Common Stock Equivalent Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Common Stock Equivalent grant or Award.

(k) “Company” means Microtune, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

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(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

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(y) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this Amended and Restated 2000 Stock Plan, as adopted on March 16, 2006.

(bb) “Restricted Stock Award” means an award of Shares granted to a Service Provider under this Plan whereby the Service Provider has immediate rights of ownership in the Shares underlying the Award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restricted Stock Agreement pertaining to the Restricted Stock Award and may be subject to forfeiture by the individual until the earlier of:

(i)	the time such restrictions lapse or are otherwise satisfied, or

(ii)	the time such Shares are forfeited, pursuant to the terms and provisions of the Restricted Stock Agreement pertaining to the Restricted Stock Award.

(cc) “Restricted Stock Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and restrictions applying to a Restricted Stock Award. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) Stock Purchase Right Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Stock Purchase Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Sections 13(a) and 15 of the Plan, the maximum aggregate number of Shares that may be subject to an Award under the Plan is 10,554,496 shares, plus the number of Shares subsequently returned to the Company’s 1996 Stock Option Plan (the “1996 Plan”) as a result of termination of options which were issued and outstanding under the 1996 Plan on the date immediately prior to the date of stockholder approval of the original adoption of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of a Restricted Stock Award are forfeited, or, to the extent applicable, repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

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4. Administration of the Plan.

(a) Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)	to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)	to allow Service Providers to satisfy withholding tax obligations by electing to have the Company withhold from any Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Service Provider to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

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(x)	to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously made by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Common Stock Equivalents and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award Agreement shall confer upon a Service Provider any right with respect to continuing such Service Provider’s relationship as a Service Provider with the Company, nor shall the Plan or Award Agreement interfere in any way with the Service Provider’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i)	No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)	If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

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9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	other Shares, provided Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)	a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

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10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Except in the event of death or Disability, in the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination for any reason, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the

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person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

(f) Authorized Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(i)	The exercise schedule in effect under the Notice of Grant shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Optioned Stock during the period Optionee remains on such leave.

(ii)	Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Notice of Grant, receive credit for continuous status as an Employee or consultant for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30) day period, then no credit for continuous status as an Employee or Consultant shall be given for the period of such leave.

(iii)	In no event shall this option become exercisable for any additional Optioned Stock or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Stock Purchase Right Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Right Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Service Provider’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Right Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

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12. Common Stock Equivalents.

(a) Award of Common Stock Equivalents. Common Stock Equivalents may be awarded to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent Agreement in such form as is determined by the Administrator.

(b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents awarded pursuant to Section 12(a) to each Service Provider shall be credited to a bookkeeping account established in the name of the Service Provider at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement. The Company’s obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Service Provider’s right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

(c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to a Service Provider’s account, there shall be credited to the Service Provider’s account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Service Provider would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Service Provider’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Service Provider a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

(d) Conversion. The Company shall deliver to the Service Provider (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents then credited to the Service Provider’s account, at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement, or as otherwise provided herein.

(e) Stockholder Rights. A Service Provider (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Service Provider’s account, until certificates representing Shares are delivered to the Service Provider (or his or her designated beneficiary or estate) upon conversion of the Service Provider’s Common Stock Equivalents pursuant to Section 12(d).

13. Restricted Stock Awards.

(a) Restricted Stock Awards Generally. Up to thirty percent (30%) of the Shares that may be subject to an Award pursuant to Section 3, may be granted as Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Unless the applicable Restricted Stock Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted Shares. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Service Provider pursuant to a Restricted Stock Award. The Committee may require a cash payment from the Service Provider in an amount no greater than the aggregate Fair Market Value of the Shares awarded pursuant to a Restricted Stock Award determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b) Dividends. If the Company pays a cash dividend with respect to the Shares at any time prior to the lapse or satisfaction of any restrictions imposed upon Shares subject to a Restricted Stock Award, there shall be credited to a bookkeeping account established in the name of the Service Provider an amount equal to such cash dividend and such amount shall be subject to the same restrictions imposed upon the Restricted Stock Award until the restrictions imposed on the Restricted Stock Award lapse or are otherwise satisfied.

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14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents credited to a Service Provider’s account under Section 12(b) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 3), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide: (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable; (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated; (iii) that any Common Stock Equivalents credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the consummation of any such dissolution or liquidation; and (iv) that any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied, shall be waived immediately prior to the consummation of any such dissolution or liquidation so that any such Restricted Stock Awards shall be fully vested. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award: (i) each Service Provider shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; (iii) Common Stock Equivalents credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the merger or sale of assets, and (iv) any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied shall be waived immediately prior the merger or sale of assets so that any such Restricted Stock Awards shall be fully vested. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee

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in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent converts into Shares in such event, the Administrator shall notify the holder of such Common Stock Equivalent at least fifteen (15) days prior to the consummation of the proposed action. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent or Share subject to a Restricted Stock Award, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent or Share subject to a Restricted Stock Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator or required by Applicable Laws. To the extent prior notice is not required by any Applicable Laws in order to be effective, notice of the determination shall be provided to each Service Provider to whom an Award is being made within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Service Provider to whom an Award has been granted, unless mutually agreed otherwise between the holder of such Award and the Administrator, which agreement must be in writing and signed by the holder of such Award and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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VOTE BY INTERNET - www.proxyvote.com
MICROTUNE, INC. 2201 TENTH STREET PLANO, TX 75074	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on Thursday, April 27, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Microtune, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on Thursday, April 27, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Microtune, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MCTUN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROTUNE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Item 1.	Election of Directors.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
01.	WALTER S. CICIORA	05.	ANTHONY J. LEVECCHIO
02.	JAMES H. CLARDY	06.	BERNARD T. MARREN
03.	STEVEN CRADDOCK	07.	WILLIAM P. TAI
04.	JAMES A. FONTAINE	08.	A. TRAVIS WHITE	☐	☐	☐

Vote on Proposals		For	Against	Abstain

Item 2.	Approval of an amendment and restatement of Microtune’s 2000 Stock Plan which allows for the award of restricted stock, provides for a limitation on the number of shares of restricted stock that may be awarded under the 2000 Stock Plan and makes certain technical revisions and improvements.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for 2006.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE DETACH PROXY CARD HERE

MICROTUNE, INC.

2201 TENTH STREET
PLANO, TEXAS 75074
PROXY

Proxy Solicited on Behalf of the Board of Directors.

P R O X Y

The undersigned, revoking any proxy heretofore given for the Annual Meeting described below, hereby appoints and constitutes James A. Fontaine and Jeffrey A. Kupp, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Microtune, Inc. to be held on April 28, 2006, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS UNDER ITEM 1 AND “FOR” APPROVAL OF ITEMS 2 AND 3. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)	SEE REVERSE SIDE

2201 Tenth Street

Plano, Texas 75074

Dear Stockholder:

We are pleased to offer you the opportunity to access future Microtune annual reports and proxy statements in electronic form over the Internet through our online delivery service. By using this service, you not only improve the speed and efficiency by which you can access these materials, but you also help Microtune reduce the printing and postage costs of distributing paper copies.

To enroll in the online program, please follow the instructions at www.icsdelivery.com/tune. It is fast and easy. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names, you will need to provide separate consent for each account for which you wish to access future reports in electronic form.

You can also vote your shares electronically over the Internet or by telephone. Please refer to the instructions on the enclosed proxy card or voting instruction form for further information regarding electronic voting. Regardless of the means by which you choose to vote, should you receive more than one proxy card or voting instruction form, please be sure to vote each one separately to ensure that all of your shares are voted.

If you have any questions regarding the foregoing, please call our investor relations department at 972/673-1850 or contact us by email at IR@microtune.com.

Thank you for your support of Microtune.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

March 30, 2006